SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]   Preliminary Information Statement
[   ]   Confidential, for use of the Commission only (as permitted by Rule
        14c-5(d)(2))
[   ]	Definitive Information Statement

                         TIGER GROWTH CORPORATION
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            (Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No Fee Required.
[   ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)  Title of each class of securities to which transaction applies:

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	(2)  Aggregate number of securities to which transaction applies:

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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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	(4)  Proposed maximum aggregate value of transaction:

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	[ ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)  Amount Previously Paid:

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	(2)  Form Schedule or Registration Statement No.:

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                         Tiger Growth Corporation
                       c/o Nautilus Global Partners
                   700 Gemini, Suite 100, Houston, TX 77056

                            INFORMATION STATEMENT


               We are not asking you for a proxy and you are
                      requested not to send us a proxy


                                  Summary

    This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.001 per share, of Tiger Growth Corporation, a Cayman Islands exempted company incorporated with limited liability (the "Company"), as of December 27, 2007 (the "Record Date"), in connection with:

    1. THAT an amendment to the Company's Memorandum and Articles of Association (together, the "Articles") be effected in order to divide and increase (the "Consolidation") the share capital of the Company as follows:

    FROM: US$51,000 divided into 50,000,000 Ordinary Shares of US$0.001 par value each and 1,000,000 Preference Shares of US$0.001 par value each:

    TO: US$62,800 divided into 78,125,000 Ordinary Shares of US$0.00064 par value each and 20,000,000 Preference Shares of US$0.00064 par value each, such additional shares having the rights and privileges and being subject to the restrictions as determined from time to time by the Company's Board of Directors.
    BY:
    (i) The division of 50,000,000 Ordinary Shares of US$0.001 par value each into 78,125,000 Ordinary Shares of US$0.00064 par value each;

    (ii) The division of 1,000,000 Preference Shares of US$0.001 par value each into 1,562,500 Preference Shares of US$0.00064 par value each;

    (iii) The creation of 18,437,500 Preference Shares with a par value of US$0.00064 each.

    2. THAT an amendment to the Company's Articles be effected in order to change the name of the Company to Aegean Earth And Marine Corporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.


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    The cost of this Information Statement will be borne by the Company.

    This Information Statement is first being sent to shareholders on or about January 8, 2008.

    The meeting will be held at the principal offices of the Company at 700 Gemini, Suite 100, Houston, TX 77056 at 10:00 AM Central Daylight Time on January 28, 2008.


Record Date

    The Company's Board of Directors on December 28, 2007 adopted, by unanimous written consent, resolutions (i) recommending the amendments to the Company's Articles to affect the changes listed above, and (ii) calling an extraordinary general meeting of the holders of Ordinary Shares of the Company as of the close of business on December 27, 2007 (the "Record Date").

    Pursuant to the laws of the Cayman Islands, approval of the foregoing resolutions requires the approval by two thirds of the shareholders who vote at a general meeting. The Company's Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since one of the Company's shareholders, holding approximately 78% of the issued and outstanding Ordinary Shares has indicated to the Company that it intends to vote for the above Amendments to the Company's Articles which will take effect upon registration of the Amended Articles. Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.

Voting Securities

    The voting securities of the Company are its Ordinary Shares, of which 50,000,000 shares are authorized and 1,281,500 were issued and outstanding as of December 27, 2007. All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders.

Security ownership of certain beneficial owners

    The following table sets forth, as of December 27, 2007, the number of Ordinary Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares.

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Name and Address              Amount and Nature of      Percentage of
                              Beneficial Ownership          Class
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David Richardson*                   50,500 (1)              3.9%
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Joseph Rozelle*                          0 (2)              0.0%
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Nautilus Global Partners, LLC    1,000,000 (3)             78.0%
700 Gemini, Suite 100
Houston, TX 77058
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Mid-Ocean Consulting Limited        50,000                  3.9%
Bayside House
Bayside Executive Park
West Bay Street & Blake Road
Nassau, Bahamas
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All Officers and Directors          50,500                  3.9%
as a group (2 individuals)
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* The address of Messrs. Richardson and Rozelle is c/o Nautilus Global
Business Partners, 700 Gemini, Suite 100, Houston, Texas 77058.

(1) Includes 50,000 shares held by Mid-Ocean Consulting Limited. Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares. Also includes, 500 shares held by Mr. Richardson's wife.

(2) Does not include 1,000,000 shares held by Nautilus Global Partners. Mr. Rozelle is the President of Nautilus Global Partners but does not have voting or investment control over such shares.

(3) Christopher Efird owns 40% of the ownership interests of Nautilus and Benchmark Equity Group owns 20% of the ownership interests of Nautilus. Mr. Frank DeLape is the 100% owner of Benchmark. In addition, Mr. DeLape controls entities that collectively own 20% of the ownership interests of Nautilus. Mr. Stephen Taylor owns 20% of the ownership interests of Nautilus. Based upon their ownership interests in Nautilus, each of Efird, Benchmark, DeLape and Taylor may be deemed to be the indirect beneficial owners of the ordinary shares. Each of Efird, Benchmark, DeLape and Taylor disclaims beneficial ownership of such ordinary shares held by Nautilus, except to the extent of their respective pecuniary interests therein.


                                PROPOSAL NO. 1
                    AMENDMENTS TO MEMORANDUM AND ARTICLES

    A holder of 78% of the outstanding Ordinary Shares has indicated to the Company that it intends to vote in favor of the Amendments to the Company's Articles. Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendments

    The Company's Board of Directors believes that the proposed division and increase to the Company's share capital will make the Company's share capital structure more attractive to prospective business ventures. The Company's Board of Directors has entered into negotiations pursuant to which the Company may acquire all of the issued and outstanding capital share of a


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company engaged in the business of construction in Europe, and, accordingly, the Company's Board of Directors has proposed to amend the Company's share capital structure. Although it is generally expected that a split will result in a proportionate decrease in the market price of the split shares, because there is no trading in our shares, we do not expect a change in the market price of our Ordinary Shares.

    As resolute of the division and increase in share capital, the par value of the Company's Ordinary Shares and Preferences Shares will change from US$0.001 to US$0.00064 per share.

    In addition, the Company's authorized share capital will be increased to 78,125,000 Ordinary Shares and 20,000,000 Preference Shares.

    As of December 27, 2007, there were 1,281,500 Ordinary Shares outstanding. The Company has not issued any Preference Shares. The Company was formed for the purpose of acquiring, through a share exchange, asset acquisition or similar business combination an operating business and the Board of Directors considers this share capital to be insufficient for the Company to meet various needs that may arise from time to time in the future. The Board of Directors believes that increasing the Company's share capital will provide the Company with greater flexibility to pursue acquisition candidates and to take other actions to enhance shareholder value.

    The Board of Directors believes that the division and increase in the Company's share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants, sales or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and other general corporate purposes.

Ordinary Shares

    Each additional Ordinary and Preference share authorized by the Amendment to the Company's Articles will have the same rights and privileges as each such share currently authorized or outstanding.

    Holders of Ordinary Shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of Ordinary Shares do not have cumulative voting rights. Holders of Ordinary Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Ordinary Shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Ordinary Shares have no preemptive rights to purchase Ordinary Shares. There are no conversion or redemption rights or sinking fund provisions with respect to the Ordinary Shares.

    Authorized but unissued Ordinary Shares may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's shareholders, except as otherwise required by applicable law.


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Preference Shares

    The designations, rights and preferences of the Company's Preference Shares shall be determined from time to time by the Company's Board of Directors.

                              PROPOSAL NO. 2
AMENDMENT OF THE COMPANY'S CHARTER TO CHANGE THE NAME OF THE COMPANY

    The Board of Directors of the Company adopted a resolution to recommending that the shareholders adopt a resolution changing the name of the Company from Tiger Growth Corporation to Aegean Earth and Marine Corporation. One of the Company's shareholders, holding 78% of the issued and outstanding Ordinary Shares of the Company has confirmed its intention to vote its shares in favor of the resolution.

Reasons for Approving the Name Change

    The primary purpose of the name change is to better represent the Company's proposed business. The Company's Board of Directors has entered into negotiations pursuant to which the Company may acquire all of the issued and outstanding capital share of a company engaged in the business of construction in Europe. Because of this potential change in the overall direction in the corporation's business, the Board of Directors has determined to change the Company's name.

    Certificates for the Company's Ordinary Shares that recite the name "Tiger Growth Corporation" will continue to represent shares in the Company after the effective date of the amendment.

    The forgoing amendments to the Company's Articles will be effective upon filing of the Amended Articles in the Cayman Islands, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

    The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing resolutions will vote in favor of their adoption. Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance. The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.



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